NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 20, 2007

GROUP 1 AUTOMOTIVE AMENDS REVOLVING CREDIT FACILITY

Capacity Expanded by $400 Million

HOUSTON, March 20, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it has amended its existing revolving credit facility and expanded it by $400 million to $1.35 billion. As part of the amendment, the agreement was extended one year, making it a five-year revolving syndicated credit facility with 22 financial institutions expiring in March 2012.

One billion dollars of the $1.35 billion revolving facility will be available for vehicle inventory floorplan financing, with the remaining $350 million available for working capital, including acquisitions. The facility can be expanded to $1.85 billion total availability. In addition, up to half of the working capital line can be borrowed in either Euros or Pounds Sterling. Lenders in the syndicated facility include three manufacturer-affiliated finance companies – Toyota Motor Credit Corporation, BMW Financial Services NA, LLC and Nissan Motor Acceptance Corporation – and 19 commercial banks. The commercial banks are JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Comerica Bank; Key Bank; Sovereign Bank; BNP Paribas; U.S. Bank, N.A.; Wachovia Bank, National Association; Wells Fargo Bank, National Association; Barclays Bank PLC; Citibank, N.A.; Citizens Bank New Hampshire; Deutsche Bank AG, New York Branch; Fifth Third Bank; National City Bank; SunTrust Bank; World Omni Financial Corp.; Amarillo National Bank and Bank of Oklahoma, N.A. The syndication was arranged through J.P. Morgan Securities Inc.

“This amended $1.35 billion facility will provide Group 1 with access to reasonably priced capital for inventory financing and acquisitions,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “The commitments made by our existing lender partners and six new lenders, once again demonstrates the strength of the company and the solid relationships we have built with the commercial banking community and our automobile manufacturer partners. We are grateful for the continued support of our existing lender partners, and are pleased to be entering into new lending relationships with Barclays Bank; Citibank; Citizens Bank New Hampshire; Deutsche Bank AG, New York Branch; National City Bank and World Omni Financial Corp.”

Year to date, Group 1 has acquired nine franchises with total estimated annual revenues of $303.1 million. The company has announced that it expects to acquire a total of at least $600 million in estimated annual revenues in 2006 and will continue to dispose of its underperforming dealerships.

About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 143 franchises, and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.